Exhibit 99.1

InfoLogix Announces Closing of Restructuring of its Outstanding Debt with Hercules; Believes Compliant with NASDAQ’s Minimum Stockholders’ Equity Threshold

HATBORO, Pa.  —  November 20, 2009 — InfoLogix, Inc. (NASDAQ: IFLG), a leading technology provider of enterprise mobility solutions for the healthcare and commercial industries, today announced that the Company, including its subsidiaries, have completed a restructuring transaction with its senior lender, Hercules Technology Growth Capital, Inc. (“Hercules”), pursuant to which a portion of the Company’s outstanding debt with Hercules Technology I, LLC, a wholly-owned subsidiary of Hercules (“HTI”), was converted into equity in the Company, the remaining outstanding debt with Hercules was otherwise restructured, the Company issued warrants to purchase equity in the Company to HTI, and certain other debt and earnout obligations with other parties were restructured.  The restructuring resulted in the cancellation of $5 million in indebtedness and provides for up to $5 million in additional availability under a revolving credit facility with Hercules.

Under the terms of the restructuring, HTI exchanged $5 million in existing indebtedness for 67,294,751 shares of the Company’s common stock.  Additionally, the Company issued to HTI at closing a warrant to purchase 16,823,688 shares of the Company’s common stock at an exercise price of $0.0743 per share.  The warrant has a five year term and is immediately exercisable at such time when the Company amends its certificate of incorporation to increase the number of authorized shares of common stock or implements a reverse stock split that results in the Company having a sufficient amount of authorized shares to issue the warrant shares.  The Company has agreed to register these shares with the Securities and Exchange Commission for resale.

The remainder of the Company’s indebtedness with Hercules was restructured to include two term loans aggregating $10.5 million and a revolving credit facility of $12 million, of which $7 million is outstanding at closing.  The revolving credit facility expires on May 1, 2011, but may be extended at the Company’s option for six months if there is no existing event of default.  Any advances under the revolving credit facility bear interest initially at 12.0% per annum until the term loans, as described below, are repaid in full, when the interest rate on outstanding advances will be prime plus 4%.  Borrowings under the revolving credit facility are based on eligible accounts receivables, including an overadvance provision of up to $500,000, which will be due 28 days after the overadvance is drawn.  Overadvances bear interest at 15% per annum.

The term loans are comprised of a $5.5 million term loan due on November 1, 2013 (“Term Loan A”) and a $5 million convertible term loan due on November 1, 2014 (“Term Loan B”).  Amortization on Term Loan A begins on December 1, 2010.  Term Loan B may be converted into shares of the Company’s common stock at a price of $0.0743 per share at Hercules’ option, or automatically if the 90-day value weighted adjusted price of the common stock exceeds five times the conversion price.  The Company, however, has the right to pay a portion of the conversion amount in cash plus applicable fees, interest and other charges instead of shares of common stock if an automatic conversion occurs under certain circumstances.

Term Loan A bears interest at (i) 12% per annum for the first year, (ii) 18% per annum for the next year, and (iii) 15% thereafter.  All interest on Term Loan A is payable in cash monthly commencing December 1, 2009.  Term Loan B bears interest at (i) 14.5% per annum for the first year, (ii) 20.5% per annum for the next year, and (iii) 17.5% thereafter.  2.5% of the interest on Term Loan B will be “paid in kind” compounded monthly.  Hercules has the option to turn the PIK interest into cash interest or additional shares of common stock if certain predefined metrics are maintained.  The balance of the interest on Term Loan B is payable in cash monthly commencing December 1, 2009.  In the event the term loans are prepaid, a prepayment charge on the principal prepaid of 5% if prepaid during the first 12 months, 3% if prepaid during the next 12 months and 1% thereafter will be due, provided that, if the term loans are prepaid in the first 12 months and there is no event of default, Hercules will waive the prepayment charge on both term loans.  The Company has agreed to register for resale with the Securities and Exchange Commission the shares issuable upon conversion of Term Loan B and accreted Term Loan B interest.

The Company was assessed a transaction fee of $450,000 in connection with the Restructuring which is payable in 12 equal monthly installments beginning in May 2010.  The obligations of the Company under the Loan Agreement are secured by all of the personal property of the Company and its subsidiaries, including all of the equity interests of the Company and its subsidiaries in their respective subsidiaries.

NASDAQ Compliance Status

On August 19, 2009, NASDAQ notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(b).  On October 30, 2009, the Company received notice that the NASDAQ Listing Qualifications Staff had granted the Company’s request for an extension to regain compliance with this listing rule by no later than November 20, 2009.  Additionally, on October 30, 2009, NASDAQ granted the Company’s request for a financial viability exception to NASDAQ’s stockholder approval requirements for the restructuring.  On November 10, 2009, the Company issued a press release and provided notice to its stockholders announcing that NASDAQ had granted the Company’s request for a financial viability exception.

Based upon the consummation of the restructuring discussed above, the Company believes that as of the date of this press release it has regained compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market.  The Company is awaiting NASDAQ’s formal determination with respect to its compliance status.  In addition, NASDAQ will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance with that requirement, it may be subject to delisting from NASDAQ.

There can be no assurance that the Company will continue to meet the minimum stockholders’ equity requirement.  If the Company does not, the Company may request a hearing before the NASDAQ Listing Qualifications Panel.  Such request would stay any delisting determination by the NASDAQ Listing Qualifications Staff and the Company’s securities would remain listed on NASDAQ pending a formal determination by the Panel.

About InfoLogix, Inc.

InfoLogix is a leading provider of enterprise mobility solutions for the healthcare and commercial industries.  InfoLogix uses the industry’s most advanced technologies to increase the efficiency, accuracy, and transparency of complex business and clinical processes.  With 19 issued patents, InfoLogix provides mobile managed solutions, on-demand software applications, mobile infrastructure products, and strategic consulting services to over 2,000 clients in North America including Kraft Foods, Merck and Company, General Electric, Kaiser Permanente, MultiCare Health System and Stanford School of Medicine.  InfoLogix is a publicly-traded company (Nasdaq: IFLG). For more information visit www.infologix.com.

Safe Harbor

InfoLogix makes forward-looking statements, including those relating to debt restructuring and continued listing on Nasdaq, in this press release which represent our expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, including the risks described in our Annual Report on Form 10-K for the period ended December 31, 2008, our Quarterly Report on Form 10-Q for the period ended June 30, 2009 and other filings we make with the Securities and Exchange Commission.  In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements.  We do not make any commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement is made.